UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014 (March 18, 2014)

OSL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Dutch Hill Road, Suite 13, Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 363-6776

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

The Mulhearn Agreement

On March 18, 2014, the Company entered into a Funding Agreement with Kevin T. Mulhearn whereby the Mr. Mulhearn agreed to invest $100,000 into the Company in exchange for a convertible promissory note with a maturity date twelve months from issuance. The Note is convertible, at the Company’s option, at market price, any time after the thirty day weighted average share price reaches $0.50. In addition, the Company agreed to issue warrants to purchase 833,333 shares of common stock, which are exercisable without any additional consideration when the Company share price reaches $0.25 and warrants to purchase 500,000 shares of common stock are exercisable without any additional consideration when the Company share price reaches $0.50.

In addition, on March 19, 2014, the Company issued Mr. Mulhearn 5,000,000 shares of restricted common stock as a result of the exercise of a warrant issued on March 5, 2014, which warrant provided that same was exercisable, with no further consideration, upon the share price reaching $0.25.

The Peter Dene Convertible Promissory Note

On March 13, 2014 (the “Closing Date”), the Company completed the sale of a convertible promissory note (the “Dene Note”) in the principal amount of $100,000 with an interest rate of 3% per annum to Peter Dene in exchange for $50,000 cash consideration. The Dene Note matures on March 12, 2015 (the “Maturity Date”). As additional consideration, the Company agreed to issue Peter Dene warrants for the purchase of 200,000 shares of common stock which are exercisable without any additional consideration when the Company share price reaches $0.50.

The Dene Note may be prepaid in whole or in part, at any time. In addition, the Dene Note is convertible in the Company’s common stock, at Dene’s option, at market price determined by the previous five day weighted average price, at any time after which the twenty day weighted average stock price exceeds $0.50.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Act since, among other things, the transaction did not involve a public offering, Dene is an accredited investor, Dene had access to information about the Company and its investment, Dene took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Dene Note are qualified in their entirety by reference to such Dene Note, which is filed as Exhibit 4.1, hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
4.1	Promissory Note between OSL Holdings, Inc. and Peter Dene dated March 13, 2014
10.1	Funding Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: March 20, 2014	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg, Chief Executive Officer

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